Exhibit 10.22

August 24, 2012

VIA EMAIL:  jbuono@alcco.com
and mzakkowalczyk@ALCCO.com
and VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Texas ALC Partners, L.P.
ALC Properties, Inc.
Assisted Living Concepts, Inc.
c/o Assisted Living Concepts, Inc.
Attn: Mary T. Zak-Kowalcczyk, Secretary
Attn: John Buono, Chief Financial Officer
W140 N 8981 Lilly Rd
Menomonee Falls, WI 53051

RE:	Fannie Mae Mortgage Loan Number 27-0002463 (“Mortgage Loan”), secured by, inter alia:
Chaparelle House, 1880 Harrison Street North, Twin Falls, Idaho 83301 (“Chaparelle House”);
Goldfinch House, 18 Reeves Road, Bridgetown, New Jersey (“Goldfinch House”);
Cameron House, 244 North Extension Road, Mesa, Arizona 85201 (“Cameron House”).  Chaparelle House, Goldfinch House, and Cameron House are collectively, the “Mortgaged Property”.

Dear Borrower:

Reference is hereby made to the $38,400,000 Multifamily Note dated December 29, 2003 (the “Note”), executed by Texas ALC Partners, L.P. and ALC Properties, Inc. (together, the “Borrower”), payable to the order of Red Mortgage Capital, LLC, f/k/a Red Mortgage Capital, Inc. (the “Servicer”).  The Note is secured by that certain Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated December 29, 2003, and recorded, among other places, with (a) the Recorder of Deeds of Twin Falls County, Idaho, as, Instrument 2004-000845 (the “Chaparelle Security Instrument”); (b) the Recorder of Deeds of Cumberland County, New Jersey, in Book 3254, Page 17 (the “Goldfinch Security Instrument”); and (c) the Recorder of Deeds of Maricopa County, Arizona, at Instrument #375004374 (the “Cameron Security Instrument”).  The Chaparelle Security Instrument, the Goldfinch Security Instrument and the Cameron Security Instrument arc herein collectively, the “Security Instrument.”  The Servicer assigned, negotiated and transferred the Note and the “Security Instrument.”  The Servicer assigned, negotiated and transferred the Note and the Security Instrument to Fannie Mae, the current owner and holder of the Note and the Security Instrument (“Fannie Mae”).

Reference is made to our letter to you dated January 17, 2012, regarding Goldfinch House and letter dated June 12, 2012, regarding Chaparelle House, in which we advised you that the Mortgage Loan was in default in certain material respects, as therein described, respectively, for Goldfinch House and Chaparelle House.  Thereafter, we sent you another letter dated August 13, 2012, confirming the various defaults under the Mortgage Loan, and giving you thirty (30) days therefrom to cure.  The January 17, 2012; the June 12, 2012; and the August 13, 2012, letters are hereafter, the “Notice Letters,” and the defaults described therein are the “Existing Defaults.”

We are in receipt of a letter from Assisted Living Concepts, Inc, (“Key Principal”) dated August 16, 2012, pursuant to which Key Principal informed us that two of the properties securing the Mortgage Loan (Goldfinch House and Cameron House) are each the subject of letters of intent to purchase.  You anticipate that Key Principal’s Board of Directors will shortly approve the sales, with closing (the “Closing”) to occur within 120 days.  You have offered that the proceeds from the sales will be used, in whole or in part, to pay off the proportionate amount of the outstanding balance of the Note attributable to Goldfinch House, Cameron House, and Chaparelle House, as set forth in Exhibit C to the Note, plus any other costs and/or expenses contemplated by the Release Conditions set forth in the Loan Documents (including without limitation payment of lender expenses and reasonable attorney’s fees).

Accordingly, we agree to forbear from exercising any of our rights on account of the Existing Defaults, in exchange for your prepayment as aforesaid on all three (3) of the above-described properties by the earlier to occur of (a) December 31, 2012, or (b) the Closing.

Should we not timely receive sums sufficient to pay off the portion of the Note attributable to the Mortgaged Property by the earlier to occur of (a) December 31, 2012, or (b) the Closing, the forbearance described herein shall be null and void, and we shall, at our option, proceed against any or all of the properties securing the Mortgage Loan, whether against the Mortgaged Property herein defined or otherwise under the Loan Documents, and in addition thereto, we may at our option proceed to exercise any or all of our rights at law, in equity, and under the Loan Documents, including, without limitation, the right to accelerate the Note.

Nothing contained herein shall be deemed to cure the Existing Defaults or waive any of the Lender’s rights and remedies arising because of the Borrower’s Existing Defaults.  Rather, the Existing Defaults and Servicer’s rights and remedies arising therefrom on behalf of Fannie Mae are hereby preserved.  However, if all of the conditions set forth in this letter agreement are fully and timely satisfied, for so long as no Event of Default other than the Existing Defaults occur, the Servicer on behalf of Fannie Mae agrees to forbear from exercising the rights and remedies which it is entitled to exercise as a result of the Existing Defaults with respect to the Borrowers, the Key Principal and/or their assets.  However, if an Event of Default occurs other than the Existing Defaults, the Servicer shall immediately be entitled to exercise and enforce all rights and remedies which are available to the lender under any of the Loan Documents, at law or in equity.

TIME IS STRICTLY OF THE ESSENCE AS TO ALL OF THE OBLIGATIONS OF THE BORROWERS HEREUNDER.

Please evidence your agreement to the terms hereof by your signatures below, and return a fully executed copy of this letter to the undersigned.  This letter agreement shall not be binding on Servicer or Fannie Mae unless and until a fully-executed copy is returned to the Undersigned.

Sincerely,

RED MORTGAGE CAPITAL, LLC,
a Delaware limited liability company

By:	/s/ William Koerner
Name:	William Koerner
Title:	Managing Director, Loan Intervention & Risk Mitigation

{Signatures of Borrowers and Key Principal on Following Page}

Accepted and agreed to:

TEXAS ALC PARTNERS, L.P.

By:	/s/ John Buono
Name:	John Buono
Title:	Sr. VP, CFO & Treasurer

ALC PARTNERS, INC.

By:	/s/ John Buono
Name:	John Buono
Title:	Sr. VP, CFO & Treasurer

ASSISTED LIVING CONCEPTS, INC.

By:	/s/ John Buono
Name:	John Buono
Title:	Sr. VP, CFO & Treasurer